Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2020 Results

Sugar Land, Texas, November 5, 2020 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter 2020 ended September 30, 2020.

“During the third quarter we recorded good growth in each of our three major business segments and exceeded our gross margin expectations,” Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are pleased to report that we recently secured our second qualification for a 400G product with a major datacenter operator, and we are encouraged by the customer interest we continue to see for this product. Looking ahead, while we expect headwinds in the fourth quarter as our hyperscale data center customers adjust their inventory levels downward, and we see effects of what we believe to be a temporary pause in 5G deployments in China, we believe our customer relationships and market share position remains strong, while the continued demand for higher bandwidth will drive long-term growth.”

Third Quarter 2020 Financial Summary

•	Total revenue was $76.6 million, compared with $46.1 million in the third quarter of 2019 and $65.2 million in the second quarter of 2020.

•	GAAP gross margin was 25.0%, compared with 26.0% in the third quarter of 2019 and 21.1% in the second quarter of 2020. Non-GAAP gross margin was 27.4%, compared with 28.8% in the third quarter of 2019 and 23.1% in the second quarter of 2020.

•	GAAP net loss was $9.6 million, or $0.42 per basic share, compared with net loss of $8.8 million, or $0.44 per basic share in the third quarter of 2019, and a net loss of $18.6 million, or $0.89 per basic share in the second quarter of 2020.

•	Non-GAAP net loss was $1.4 million, or $0.06 per basic share, compared with non-GAAP net loss of $2.9 million, or $0.15 per basic share in the third quarter of 2019, and a non-GAAP net loss of $5.0 million, or $0.24 per basic share in the second quarter of 2020.

A reconciliation between all GAAP and non-GAAP information referenced above for the third quarters of 2020 and 2019 is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2020 Business Outlook (+)

For the fourth quarter of 2020, the company currently expects:

•	Revenue in the range of $50 million to $55 million.
•	Non-GAAP gross margin in the range of 28.5% to 29.5%.
•	Non-GAAP net loss in the range of $4.5 million to $5.8 million, and non-GAAP loss per share in the range of $0.19 to $0.25 using approximately 23.5 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on November 5, 2020 to discuss its third quarter 2020 results and outlook for its fourth quarter 2020 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10149040.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2020. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-GAAP tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2020 and Q3 2019 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring (income) expenses in Q3 of 2020, but not in 2019, were a one-time customer reimbursement of certain incurred expenses, and non-recurring government subsidy income in our Taiwan subsidiary due to COVID-19. In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

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•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended September 30, 2020 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the quarter period ended September 30, 2019. A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended September 30, 2020 to our non-GAAP net income (loss) and earnings (loss) per share is provided in our earnings release dated November 5, 2020, which was filed with the Securities and Exchange Commission with a Current Report on Form 8-K filed on November 5, 2020.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Lindsay Savarese

Office: (212) 331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$58,068	$67,028
Accounts Receivable, Net	51,453	34,655
Inventories	111,427	85,028
Prepaid Income Tax	177	224
Prepaid Expenses and Other Current Assets	8,805	5,869
Total Current Assets	229,930	192,804

Property, Plant And Equipment, Net	249,740	248,444
Land Use Rights, Net	5,640	5,598
Right of Use Asset	7,888	7,887
Intangible Assets, Net	4,031	4,081
Deferred Income Tax Assets	–	7,287
Other Assets	558	724
TOTAL ASSETS	$497,787	$466,825

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$56,134	$32,828
Accrued Expenses	17,526	17,864
Current Lease Liability	1,000	982
Bank Acceptance Payable	13,366	6,310
Current Portion of Notes Payable and Long Term Debt	44,292	33,371
Total Current Liabilities	132,318	91,355

Notes Payable and Long Term Debt	14,564	16,552
Convertible Senior Notes	77,646	77,041
Other Long-Term Liabilities	8,093	8,083
TOTAL LIABILITIES	232,621	193,031

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	265,166	273,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$497,787	$466,825

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Datacenter	$55,336	$34,006	$141,133	$104,311
CATV	11,642	8,797	22,007	30,577
Telecom	8,870	2,868	17,600	6,236
FTTH	67	39	69	149
Other	693	374	1,489	941
Total Revenue	76,608	46,084	182,298	142,214

Total Cost of Goods Sold	57,418	34,108	143,034	107,349

Total Gross Profit	19,190	11,976	39,264	34,865

Operating Expenses:
Research and Development	11,206	10,466	32,567	32,802
Sales and Marketing	4,491	2,518	10,858	7,444
General and Administrative	10,272	9,988	31,520	31,312
Total Operating Expenses	25,969	22,972	74,945	71,558

Operating Loss	(6,779)	(10,996)	(35,681)	(36,693)

Other Income (Expense):
Interest Income	26	347	220	729
Interest Expense	(1,480)	(1,517)	(4,424)	(4,003)
Other Income	1,137	1,124	2,272	1,437
Foreign Exchange Gain (Loss)	(271)	322	(176)	305
Total Other Income (Expense):	(588)	276	(2,108)	(1,532)

Net loss before Income Taxes	(7,367)	(10,720)	(37,789)	(38,225)

Income Tax Benefit (Expense)	(2,249)	1,940	(7,224)	7,605

Net loss	(9,616)	(8,780)	(45,013)	(30,620)
Net loss per share attributable to common stockholders
basic	$0.42)	$(0.44)	$(2.12)	$(1.54)
diluted	$(0.42)	$(0.44)	$(2.12)	$(1.54)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	22,744	20,023	21,276	19,940
diluted	22,744	20,023	21,276	19,940

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP total gross profit (a)	$19,190	$11,976	$39,264	$34,865
Share-based compensation expense	229	197	712	585
Non-recurring expense	0	–	972	–
Expenses associated with discontinued products	1,566	1,117	2,997	3,109
Non-GAAP total gross profit (a)	20,985	13,290	43,945	38,559

GAAP net loss	(9,616)	(8,780)	(45,013)	(30,620)
Amortization of intangible assets	146	137	431	400
Share-based compensation expense	3,265	2,978	9,804	8,941
Non-recurring (income) expense	(1,033)	568	(227)	1,622
Expenses associated with discontinued products	1,566	1,117	2,997	3,109
Non-cash expenses associated with discontinued products	495	1,114	2,704	3,247
Unrealized exchange gain	(61)	(65)	(188)	(236)
Non-GAAP tax benefit	3,819	–	14,297	–
Non-GAAP net loss	(1,419)	(2,931)	(15,195)	(13,537)

GAAP diluted net loss per share	$(0.42)	$(0.44)	$(2.12)	$(1.54)
Amortization of intangible assets	0.01	0.01	0.02	0.02
Share-based compensation expense	0.14	0.15	0.46	0.45
Non-recurring (income) expense	(0.05)	0.03	(0.01)	0.08
Expenses associated with discontinued products	0.07	0.06	0.14	0.16
Non-cash expenses associated with discontinued products	0.02	0.05	0.13	0.16
Unrealized exchange gain	–	(0.01)	–	(0.01)
Non-GAAP tax benefit	0.17	–	0.67	–
Non-GAAP diluted net loss per share	$(0.06)	$(0.15)	$(0.71)	$(0.68)

Shares used to compute diluted loss per share	22,744	20,023	21,276	19,940
Shares used to compute diluted earnings per share	22,744	20,023	21,276	19,940

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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